                                                                   EXHIBIT 10.44

February 21, 1997


McKesson Corporation
One Post Street
San Francisco, CA  94194
Attention: Alan M. Pearce,
           Assistant Treasurer


Dear Alan:

     Bank of America National Trust and Savings Association (the "Bank") is pleased to make available to McKesson Corporation, a Delaware corporation (the "Company") the following revolving credit facility, subject to the following terms and conditions (terms not defined herein have the meanings assigned to them on Attachment 1 hereto):

I.   Commitment:
     ----------

     The Bank agrees, on and subject to the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time
                                                              ----
     to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding U.S. $525,000,000 (the "Commitment"). This is a revolving
                                              ----------
     credit facility and, within the limits of the Commitment and subject to the other terms and conditions hereof, the Company may borrow under this Agreement, prepay under Section II(F) and reborrow under this Agreement.

II.  Availability; Repayment; Etc.:
     -----------------------------

     A. Each Loan shall be made upon the Company's irrevocable written notice delivered to the Bank (which notice must be received by the Bank prior to 9:00 a.m. (San Francisco time) one Business Day prior to the requested borrowing date for Base Rate Loans or three Business Days prior to the requested borrowing date for Offshore Rate Loans), specifying (i) whether the requested Loan will be a Base Rate Loan or an Offshore Rate Loan (each, a "type" of Loan); (ii) the amount of the
                                     ----
        Loan, which shall be in a minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof; and (iii) the requested borrowing date, which shall be a Business Day.

    B. At the Company's option, each Loan shall bear interest (i) based on the Offshore Rate (referred to as an "Offshore Rate Loan") with an Interest
                                          ------------------
        Period of one, two or three months (subject to the limitations in the definition of Interest Period) or such period shorter than one month or longer than three months as the Company may request and the Bank may agree to in a particular instance in its sole discretion, or (ii) based on the Base Rate (referred to as a "Base Rate Loan").
                                            --------------

    C. Interest on any Offshore Rate Loan shall be payable on the last day of each Interest Period applicable to such Loan and on the Revolving Termination Date; provided that if any Interest Period for an Offshore
                          --------
        Rate Loan exceeds three months, interest on such Loan shall also be payable on the date that falls three months after the beginning of such Interest Period. Interest on any Base Rate Loan shall be payable on the last Business Day of any calendar quarter and on the Revolving Termination Date.

    D. At the Company's option, upon its irrevocable written notice delivered to the Bank (which notice must be received by the Bank prior to 9:00 a.m. (San Francisco time) one Business Day prior to the requested conversion date for conversion into Base Rate Loans, or three Business Days prior to the requested conversion/continuation date for conversion into or continuation as Offshore Rate Loans), the Company may elect on the last day of any Interest Period applicable to an Offshore Rate Loan, or on any Business Day in the case of a Base Rate Loan, to convert any such Loan into a Base Rate Loan or Offshore Rate Loan, as applicable, or, on the last day of the applicable Interest Period, to continue an Offshore Rate Loan. Such prior written notice shall describe the Business Day of the proposed conversion or continuation, the portion of the Loans to be converted or continued (which shall be not less than $10,000,000 or any integral multiple of $1,000,000 in excess thereof), the type of Loans resulting from such conversion or continuation and, if applicable, the duration of the requested Interest Period (subject to the limitations contained in the definition of Interest Period). If the Company fails to give a notice of conversion or continuation or an Event of Default then exists, Offshore Rate Loans shall be automatically converted to Base Rate Loans at the end of the applicable Interest Period.

    E. The Loans shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. Any failure to record any Loan or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or otherwise owing hereunder or under any note given in connection herewith. In addition, the Bank may at any time, in its discretion, require the Company to sign one or more promissory notes as further evidence of such indebtedness.

    F. Subject to Section VI(C), the Company may, at any time or from time to time, upon its irrevocable notice delivered to the Bank (which must be received by the Bank no later than 9:00 a.m. (San Francisco time) three Business Days prior to the proposed prepayment date, in the case of a prepayment of Offshore Rate Loans, or one Business Day prior to the proposed prepayment date, in the case of a prepayment of Base Rate Loans), prepay Loans in whole or in part, in minimum amounts of $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the type(s) of Loans to be prepaid. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section VI(C).

    G. The Company may, upon not less than five Business Days' prior notice to the Bank, terminate the Commitment, or permanently reduce the Commitment by a minimum amount of $10,000,000, or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to
                                      ------
        any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section II(G), the Commitment may not be increased.

    H. The Company shall repay to the Bank on the Revolving Termination Date the aggregate principal amount of all Loans outstanding on such date.

III. Pricing:
     -------

     A. Each Loan shall bear interest at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin.
                                                   ----

     B. The Company shall pay to the Bank a facility fee equal to 0.04% per annum times the amount of the Commitment (regardless of usage), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such facility fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Revolving Termination Date. The facility fee provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Section IV are not met.

     C. The Company shall pay a non-refundable upfront fee for this facility in the amount of $65,000, payable on the Closing Date.

     D. All interest based on the Bank's reference rate (as defined in the definition of Base Rate) shall be calculated on the basis of a 365/366 day year and actual days elapsed. All other interest and fees shall be calculated on the basis of a year of 360 days and actual days elapsed which results in greater interest and higher fees than if a 365 day year were used.

     E. Any amount not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus 1%.

IV.  Conditions for use of Facility:
     ------------------------------

     A. The obligation of the Bank to make its initial Loan hereunder is subject to the condition that the Bank has received on or before the Closing Date all of the following, in form and substance satisfactory to the
        Bank:

        (i)   Agreement.  This Agreement, executed by the Company;
              ---------

        (ii)  Resolutions; Incumbency.  (a)  Copies of the resolutions of the
              -----------------------
              board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and (b) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other documents to be delivered by it hereunder;

        (iii) Organization Documents; Good Standing.  Each of the following
              -------------------------------------
              documents: (a) a certificate from the Secretary or Assistant Secretary of the Company as of the Closing Date certifying that the restated certificate of incorporation and the bylaws of the Company delivered to the Bank in connection with the 364-day Syndicated Credit Agreement are in full force and effect and unamended (except as set forth in such certificate, in which case such amendments shall be attached thereto) as of the Closing Date; and (b) a good standing and tax good standing certificate for the Company from the applicable Secretary of State (or similar, applicable governmental authority) of the States of Delaware and California dated as of a recent date;

        (iv)  Legal Opinion.  A favorable opinion of counsel to the Company,
              -------------
              addressed to the Bank, with respect to such legal matters relating hereto as the Bank may reasonably request;

        (v)   Payment of Fees. Evidence of payment by the Company of all accrued
              ---------------
              and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including the fee referenced in
              Section III(C);

        (vi)  Officer's Certificate. A certificate from a responsible officer of
              ---------------------
              the Company certifying that:

              (a) the representations and warranties in Section V are true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

              (b) no event which, with the giving of notice or passage of time, or both, would constitute an Event of Default (a "Default") or
                                                                -------
              Event of Default exists or will result from the execution and delivery of this Agreement; and

              (c) there has occurred since March 31, 1996, no Material Adverse Effect;

        (vii) Consummation of Acquisition.  Evidence satisfactory to the Bank
              ---------------------------
              that the acquisition of General Medical Inc. has occurred or will occur on the Closing Date, including such approvals, opinions, certificates or materials related to such acquisition as the Bank may reasonably request;

       (viii) Other Documents.  Such other approvals, opinions, documents or
              ---------------
              materials as the Bank may reasonably request; and

        (ix)  Closing Date.  The Closing Date shall have occurred on or before
              ------------
              March 31, 1997.

     B. Conditions to All Loans.  The obligation of the Bank to make any Loan
        -----------------------
        (including the initial Loan) or to continue or convert any Loan under
        Section II(D) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date or conversion/continuation date:

        (i)   Notice of Borrowing or Conversion/Continuation. The Bank shall
              ----------------------------------------------
              have received a notice of borrowing or a notice of conversion/continuation, as applicable;

        (ii)  Continuation of Representations and Warranties. The
              ----------------------------------------------
              representations and warranties in Section V shall be true and correct on and as of such borrowing date or conversion/continuation date with the same effect as if made on and as of such borrowing date or conversion/continuation date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

        (iii) No Existing Default.  No Default or Event of Default shall exist
              -------------------
              or shall result from such Loan or continuation or conversion.

          Each notice of borrowing and notice of conversion/continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each borrowing date or conversion/continuation date, as applicable, that the conditions in Section IV(B) are satisfied.

     V.   Representations and Warranties. Each of the representations and
          ------------------------------
          warranties set forth in Article V (other than in Section 5.07 thereof) of the 364-day Syndicated Credit Agreement are incorporated herein by reference as if fully set forth herein, without giving effect to any termination of the 364-day Syndicated Credit Agreement and the Company hereby makes such representations and warranties to the Bank. The Company further represents and warrants to the Bank that the proceeds of the Loans are to be used solely for purposes of financing the acquisition of General Medical Inc. and working capital purposes related to such acquisition, and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose which violates, or would be inconsistent with, the provisions of Regulations G, U, T and X of the Board of Governors of the Federal Reserve System.

     VI.  Covenants. Until the Commitment has terminated and all indebtedness of
          ---------
          Company hereunder and under any note or other document or instrument given in connection herewith to the Bank has been paid in full, the Company agrees that it shall:

          A. Comply with all of the covenants set forth in Articles VI (other than in Section 6.09 thereof) and VII of the 364-day Syndicated Credit Agreement, which are incorporated herein by reference as if fully set forth herein (without giving effect to any termination of the 364-day Syndicated Credit Agreement).

          B. Reimburse or compensate Bank, upon demand, for all costs incurred, losses suffered or payments made by the Bank which are applied or allocated by the Bank to the transactions contemplated herein (all as determined by the Bank in its sole and absolute discretion) by reason of:

             (i) Any and all present or future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or extensions of credit by, the Bank; and

             (ii) Compliance by the Bank with any direction, requirements or request from any regulatory authority, whether or not having the force of law.

          C. Reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:
             (a) the failure of the Company to make on a timely basis any payment of principal of any Loan; (b) the failure of the Company to borrow, continue or convert any Loan after the Company has given a notice of borrowing; (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section II(F); (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under Section II(D) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period.

          D. Not deduct any foreign taxes from any payments it makes to the Bank, if any payments to the Bank under this Agreement are made from outside the United States and, if any such taxes are imposed on any payments made by the Company (including payments under this Section), shall pay the taxes and will also pay to the

             Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

          E. Use the proceeds of the Loans solely for the purposes of financing the acquisition of General Medical Inc. and working capital purposes related to such acquisition and not in contravention of any requirement of law or of the provisions of this Agreement.

          F. The agreements of the Company in Sections VI(B),(C) and (D) above shall survive termination of the Commitment and payment of all other obligations of the Company hereunder or under any other document or agreement given in connection herewith.

     VII. Default.  If any of the following events ("Events of Default") shall
          -------
     occur:

          A. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other document or agreement given in connection herewith; or

          B. Any representation or warranty made or deemed made by the Company to the Bank in this Agreement or any other documents or agreements given in connection herewith is false or incorrect in any material respect on or as of the date made or deemed made;

          C. The Company shall fail to perform or observe any of its covenants contained in Sections 6.04(a) or Article VII of the 364-day Syndicated Credit Agreement, as incorporated herein by reference pursuant to Section VI(A) hereof;

          D. The Company shall fail in any material respect to perform or observe any term, covenant or agreement contained in Section VI(A) of this Agreement on its part to be performed or observed (other than those referred to in Section VII(C) above) and any such failure shall remain unremedied for 20 days after the earlier of
             (i) in the case of any provision in Article V or VI of the 364-day Syndicated Credit Agreement, as incorporated herein by reference pursuant to Section VI(A) hereof, the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Bank;

          E. The Company fails to comply in any material respect with any other condition, covenant or obligation contained herein or in any other documents or agreements given in connection herewith (other than those referred to in Section VII(C) and (D) above), and any such failure shall remain unremedied for 20 days after written notice thereof shall have been given to the Company by the Bank; or

          F. An Event of Default occurs under the 364-day Syndicated Credit Agreement; provided that if the 364-day Syndicated Credit Agreement is terminated, the Events of Default set forth in Section 8.01(e) through (h) of the 364-day Syndicated Credit Agreement shall be incorporated herein by reference as though fully set forth herein;

          THEN, the Bank may (i) declare any Commitment by the Bank to extend additional credit hereunder to be terminated, whereupon any such Commitment shall be terminated, and (ii) declare all sums outstanding hereunder or under any instrument executed in connection herewith to be immediately due and payable together with all interest thereon, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of any event
                  --------  -------
          specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein) of the 364-day Syndicated Credit Agreement, any Commitment by the Bank to extend additional credit hereunder shall automatically terminate, and all sums outstanding hereunder or under any instrument executed in connection herewith shall become immediately due and payable together with all interest thereon, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

VIII. Miscellaneous.
      -------------

     A. The Company shall pay the Bank, on demand, all out-of-pocket expenses and Attorney Costs incurred by Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), and the enforcement of this Agreement and any instruments or agreements executed in connection with this Agreement.

     B. This Agreement shall be governed by and construed in accordance with the laws of the State of California, to the jurisdiction of whose courts, both state and federal all signatories hereto submit.

     C. Except as may be specifically provided herein, this Agreement supersedes all prior agreements and oral negotiations with respect to the subject matter of this Agreement. This Agreement is not assignable by the Company without the prior written consent of the Bank, and is not assignable by the Bank except as provided in Section VIII(E).

     D. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
                   ------------------
        liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or the acquisition of General Medical Inc. and any transaction related thereto or any action taken or omitted by any such person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no
         -----------------------    --------
        obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this
        Section VIII(D) shall survive termination of the Commitment and payment of all other obligations of the Company hereunder or under any other document or agreement given in connection herewith.

     E. (i) The Bank may at any time and from time to time, with the prior written consent of the Company, at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld (provided, that no consent of the Company
                                     --------
              shall be required in connection with any assignment and delegation by the Bank to an affiliate of the Bank), assign and delegate to one or more commercial banks (each an "Assignee") all, or any part
                                                     --------
              of all, of the Loans, the Commitment and the other rights and obligations of the Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company may continue to
                           --------  -------
              deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee.

        (ii) The Bank may at any time and from time to time, with the prior written consent of the Company, at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld (provided, that no consent of the Company
                                     --------
              shall be required in connection with any sale of a participating interest by the Bank to an affiliate of the Bank) sell to one or more financial institutions (a "Participant") participating
                                              -----------
              interests in any Loans, the Commitment and the other interests of the Bank hereunder and under the other loan documents.

        (iii) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or 31 U.S. Treasury Regulation CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     F. All payments to Bank shall be made by wire transfer to its Global Payments Operations, 1850 Gateway Ave., Concord, California 94520 in same day funds; for credit to Incoming Money Transfer Account #12331-83980, ABA #121-000-358; Ref: McKesson Corporation.

     G. No delay or omission by Bank to exercise any right under this Agreement or under any document related hereto shall impair such right, nor shall it be construed as a waiver thereof. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

     H. Section headings in this Agreement are for reference only and shall not affect the interpretation of any provision of this Agreement. Any defined terms, schedules or exhibits referenced in provisions of the 364-day Syndicated Credit Agreement which are incorporated herein by reference shall be incorporated herein as well (without giving effect to any termination of such 364-day Syndicated Credit Agreement). Provisions of the 364-day Syndicated Credit Agreement which are incorporated herein by reference shall be deemed to include the following interpretive changes: (i) references to "this Agreement" or "the Agreement" shall be deemed to be references to this Agreement and references to "Notes" or "Note" shall be deemed to be references to any note given in connection herewith; (ii) references to the "Agent", the "Banks", the "Majority Banks" or to any "Bank" or any combination thereof shall be deemed to be references to the Bank; (iii) references to the "Closing

        Date" shall be deemed to be references to the Closing Date hereunder;
        (iv) references to a "Material Adverse Effect" shall be deemed to be references to a Material Adverse Effect as defined herein; and (v) references to an "Event of Default" or "Default" shall be deemed to be references to such events under the 364-day Syndicated Credit Agreement or hereunder.

     I. THE COMPANY AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER DOCUMENTS GIVEN IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

     J. This letter may be signed in counterparts, and by each party on separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       Please indicate your acceptance of the foregoing terms and conditions by signing and returning a copy of this letter to my attention no later than March 31, 1997.


                               Sincerely yours,

                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION

                               By:_____________________________

                               Name:___________________________


                               Title:__________________________

Agreed and Accepted:

MCKESSON CORPORATION


By:___________________________

Name:_________________________

Title:________________________


By:___________________________

Name:_________________________

Title:________________________


Date:   ________________, 1997

                                  ATTACHMENT 1
                                  ------------



Agreement:    means this letter loan agreement, as it may be modified, amended,
---------     or supplemented from time to time.

Applicable
----------
Margin:       means (i) with respect to Offshore Rate Loans, 0.11% per annum,
------        and (ii) with respect to Base Rate Loans, 0.00% per annum.

Attorney
--------
Costs:        means and includes all fees and disbursements of any law firm or
-----         other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

Base
----
Rate:         means, for any day, the higher of: (a) 0.50% per annum above the
----          latest Federal Funds Rate, which means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve
              Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds
              (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York
              City selected by the Bank; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." (The
              "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

Business Day: means any day other than a Saturday, Sunday or other day on which ------------ commercial banks in San Francisco are authorized or required by law to close and, if the applicable such Business Day relates to an Offshore Rate Loan, also means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

Closing
-------
Date:         means the date on which all conditions precedent set forth in
----          Section IV(A) are satisfied or waived by the Bank.

Interest
--------
Period:       means, (a) as to any Offshore Rate Loan, the period commencing on
------        the borrowing date of such Loan or on the date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two
              or three months thereafter as selected by the Company in its notice of borrowing or notice of conversion/continuation and (b)
              as to any Offshore Rate Loan, the period commencing on the borrowing date of such Loan or on the date on which the Loan is converted into or continued as such type of Loan, such period shorter than one month or longer than three months as the Company may request and the Bank may agree to in a particular instance in its sole discretion; provided, that:
                                   --------------

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period for any loan shall extend beyond the
                    Revolving Termination Date as determined by subsection (a) of the definition of that term.

Material
--------
Adverse
-------
Effect:       means (a) a material adverse change in, or a material adverse
------        effect upon, the operations, business, properties, condition
              (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or any Material Subsidiary; (b) a material impairment of the ability of the Company to perform under this Agreement or any document related hereto and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of this Agreement or any document or agreement given in connection herewith.

Offshore
--------
Rate:         means, for any Interest Period, with respect to an Offshore Rate
----          Loan, the rate of interest per annum (rounded upward to the next
              1/16th of 1%) determined by the Bank as follows:

              Offshore Rate=                 LIBOR
                               ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

              Where,

                   "Eurodollar Reserve Percentage" means for any day for any
                    -----------------------------
              Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                   "LIBOR" means the rate of interest per annum determined by
                    -----
               the Bank as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by the Bank to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                   The Offshore Rate shall be adjusted automatically as to all
               Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

Revolving
---------
Termination
-----------
Date:          means the earlier to occur of (a) the date which is 180 days
----           after Closing Date, and (b) the date on which the Commitment terminates in accordance with the provisions of this Agreement.


364-day
-------
Syndicated
----------
Credit
------
Agreement:    means the Credit Agreement dated as of November 4, 1996 among the
---------     Company, the financial institutions party thereto, The Chase
              Manhattan Bank, as Co-Agent, and Bank of America National Trust and Savings Association, as Agent, as the same may be amended, modified, supplemented, extended, or restated, or as the terms thereof may be modified or waived by any amendment, modification, supplement, extension, restatement or waiver.

                                      -3-